EXHIBIT 23.1


                    Consent of Independent Public Accountants


The Board of Directors
Diamond Triumph Auto Glass, Inc.:

We consent to the use in this Registration Statement on Form S-4 of Diamond Triumph Auto Glass, Inc. of our report dated February 22, 2000, except for Note 12 which is as of March 27, 2000, on the financial statements of Diamond Triumph Auto Glass, Inc. appearing in the prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.



                                                       /s/ KPMG LLP


Allentown,  Pennsylvania
March 27, 2000